    As filed with the Securities and Exchange Commission on October 27, 1999

                                                  REGISTRATION NO.______________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                                ----------------------

                             INTERTAPE POLYMER GROUP INC.
                (exact name of registrant as specified in its charter)

             CANADA                                           NONE
    (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)


                                ----------------------

                          110 E MONTEE DE LIESSE BOULEVARD
                        ST. LAURENT, QUEBEC, CANADA H4T 1N4
                                   (514) 731-7591

            (Address of Principal Executive Offices, including Zip Code)

                            EXECUTIVE STOCK OPTION PLAN
                     AMENDED EXECUTIVE STOCK OPTION PLAN (1996)
                     AMENDED EXECUTIVE STOCK OPTION PLAN (1997)
                             (Full title of the plans)

                             J. GREGORY HUMPHRIES, ESQ.
                                 SHUTTS & BOWEN LLP
                               20 NORTH ORANGE AVENUE
                                     SUITE 1000
                            ORLANDO, FLORIDA 32801-4626
                                   (407) 423-3200
                       (Name, address, and telephone number,
                     including area code, of agent for service)

                                ----------------------

                          CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
 TITLE OF SECURITIES TO BE              AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
 REGISTERED                            REGISTERED (1)    OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE    REGISTRATION FEE (5)
-----------------------------------------------------------------------------------------------------------------------------------
 Common Shares, no par value               400,000              $17.84(2)                $7,136,000.00              $1,983.81
 approved for issuance under the
 Executive Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------------

 Common Shares, no par value               802,621              $23.26(3)               $18,668,964.46              $5,189.97
 approved for issuance under the
 Amended Executive Stock Option Plan
 (1996)
-----------------------------------------------------------------------------------------------------------------------------------

 Common Shares, no par value              1,202,621             $26.88(4)               $32,326,452.48              $8,986.75
 approved for issuance under the
 Amended Executive Stock Option Plan
 (1997)
-----------------------------------------------------------------------------------------------------------------------------------

                             TOTAL      2,405,242(1)                                    $58,131,416.94             $16,160.53
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


(1) This registration statement covers an aggregate of 2,405,242 shares of Common Stock to be issued under the Executive Stock Option Plan, as amended by the Amended Executive Stock Option Plan (1996) and Amended Executive Stock Option Plan (1997). In addition, this registration statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said plan as a result of a stock split, stock dividend or other similar transaction.

(2) Amount represented on an as converted basis from Canadian dollars to U.S. dollars as of August 2, 1996, the date of the highest exercise price of options granted prior to the Amended Executive Stock Option Plan (1996) [Canadian $24.78].

(3) Amount represented on an as converted basis from Canadian dollars to U.S. dollars as of March 10, 1998, the date of the highest exercise price of options granted prior to the Amended Executive Stock Option Plan (1997) [Canadian $32.92].

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Registrant's shares as reported on the Nasdaq National Market on October 21,1999, because the price at which options to be granted in the future may be exercised is not currently determinable.

(5) The registration fee is calculated pursuant to the SEC appropriations bill (H.R. 2267) enacted to decrease the fee rate on filings made pursuant to Section 6(b) of the Securities Act of 1933. As of the most current SEC press release regarding fee rates, the fee is calculated by multiplying the aggregate offering amount by .000278. The fee rate was effective on October 22, 1998.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       Intertape Polymer Group Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") under Commission File No. 1-10928:

       (1) The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1998 filed on May 28, 1999.

       (2) The Registrant's Form 8-A filed August 6, 1999, as amended by Amendment 1 filed August 11, 1999.

       (3) The Registrant's Reports on Form 6-K filed July 26, 1999, July 29, 1999, August 2, 1999, August 24, 1999 and second Report on August 24, 1999.

       (4) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement under Section 12 of the Securities Exchange Act of 1934, dated February 21, 1992.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4:  DESCRIPTION OF SECURITIES

       Not applicable.

Item 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

Item 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 124 of the Canada Business Corporation Act ("CBCA") provides that, subject to the limitations contained in the CBCA, a corporation may indemnify a director or officer, a former director or officer, or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

       (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

       (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

       The CBCA provides as of right that, in general, any officer or director, as such, shall be entitled to indemnification if (1) he was substantially successful on the merits in his defense of the relevant action or proceeding to which he was a party, (ii) he acted honestly and in good faith with a view to the best interests of the corporation and (iii) where a criminal or administrative action that is enforced by a monetary penalty is involved, he had reasonable grounds for believing that his conduct was lawful. However, under the CBCA, no officer or director of a corporation may be indemnified with respect to any security holders' derivative action brought pursuant to the CBCA unless a court of competent jurisdiction has approved the terms of such indemnification.

       The Registrant does indemnify any person made a party to an action, suit or proceeding, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity as a director or officer of the Registrant, to the fullest extent permitted by law, if the director or officer has acted in good faith in the reasonable belief that such action was in the best interest of the Registrant and in criminal actions or proceedings without reasonable ground for belief that such action was unlawful. In addition, the Registrant maintains directors' and officers' liability insurance covering liability, including defense costs, of directors and officers of the Registrant incurred as a result of acting as such directors or officers, provided they acted honestly and in good faith with a view to the best interests of the Registrant. The current limit of insurance is $25,000,000.00.

Item 7:  EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

Item 8:  EXHIBITS

       Exhibit
       Number        Document Description
       -------       --------------------
        4.1          Executive Stock Option Plan
        4.2          Amended Executive Stock Option Plan (1996)
        4.3          Amended Executive Stock Option Plan (1997)


                                         II-4

        5.1 Opinion of Stikeman Elliott regarding legality of Securities being registered
       23.1          Consent of Counsel (Contained in Exhibit 5.1)
       23.2          Consent of Independent Auditors
       24.1          Power of Attorney (See Signature Page)

Item 9.       UNDERTAKINGS

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Paragraphs 1(i) and 1(ii) above do not apply, however, if the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b)    FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE.   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d)    INDEMNIFICATION FOR LIABILITIES.   Insofar as indemnification for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Laurent, Province of Quebec, Canada, on the 14th day of October, 1999.

                                   INTERTAPE POLYMER GROUP INC.
                                            (Registrant)


                                   By:    / Andrew M. Archibald /
                                         ---------------------------------------
                                   Name:  Andrew M. Archibald, C.A.
                                   Title: Vice President, Administration,
                                          Chief Financial Officer, Secretary
                                          and Treasurer

                                EXHIBIT 24.1

                              POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Andrew
M. Archibald or Melbourne F. Yull and each of them, as his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign in the name and on behalf of such person individually and in the capacities stated below, any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature               Title                               Date
          ---------               -----                               ----
                              Chairman of the
   / Melbourne F. Yull /      Board of Directors and             October 14, 1999
----------------------------  Chief Executive Officer
Melbourne F. Yull             (Principal Executive Officer)

   / Andrew M. Archibald /    Vice President, Administration,    October 14, 1999
----------------------------  Chief Financial Officer,
Andrew M. Archibald, C.A.     Secretary and Treasurer
                              (Principal Financial Officer)

   / Salvatore Vitale /       Vice President, Finance            October 14, 1999
----------------------------  (Chief Accounting Officer)
Salvatore Vitale


   / H. Dale McSween /        Executive Vice President and       October 14, 1999
----------------------------  Chief Operating Officer
H. Dale McSween


   / G. R. Cunningham /       Director                           October 14, 1999
-----------------------------
G. R. Cunningham


   / Robbie Shaw /            Director                           October 14, 1999
-----------------------------
Robbie Shaw



                                         II-8


   / James A. Motley /        Director                           October 14, 1999
-----------------------------
James A. Motley

   / Ben J. Davenport, Jr. /  Director                           October 14, 1999
-----------------------------
Ben J. Davenport, Jr.


     / Lloyd W. Jones /       Authorized U.S. Representative     October 20, 1999
-----------------------------
Lloyd W. Jones

                                   EXHIBIT INDEX



--------------------------------------------------------------------------------------
                                                                       EXHIBIT APPEARS
                                                                       AT SEQUENTIALLY
  EXHIBIT NUMBER                 DOCUMENT DESCRIPTION                   NUMBERED PAGE
  --------------                 --------------------                  ---------------

--------------------------------------------------------------------------------------
        4.1         Executive Stock Option Plan                             II-11
--------------------------------------------------------------------------------------
        4.2         Amended Executive Stock Option Plan (1996)              II-14
--------------------------------------------------------------------------------------
        4.3         Amended Executive Stock Option Plan (1997)              II-18
--------------------------------------------------------------------------------------
        5.1         Opinion of Stikeman, Elliott regarding
                    legality of Securities being registered                 II-22
--------------------------------------------------------------------------------------
        23.1        Consent of Counsel (contained in Exhibit 5.1)     (See Page II-22)
--------------------------------------------------------------------------------------
        23.2        Consent of Independent Auditors                         II-23
--------------------------------------------------------------------------------------
        24.1        Power of Attorney                                  (See Page II-8)
--------------------------------------------------------------------------------------


                                        II-10